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                                  Exhibit 3.2


                    FORM OF AMENDED AND RESTATED B Y L A W S

                                       OF

                            CRESCENT OPERATING, INC.


                                   ARTICLE I


                                    OFFICES

          Section 1. Registered Office. The registered office of the corporation (the "Corporation") shall be at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware. The name of its registered agent at such address is The Corporation Trust Company.

          Section 2. Other Offices. The Corporation may also have offices, including its principal office, at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

          Section 1. Place of Meetings. All meetings of the stockholders shall be held at such places either within or without the State of Delaware as shall be designated from time to


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time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.


          Section 2. Annual Meetings. The annual meeting of stockholders for the election of directors and the transaction of other business shall be held in May of each year at the Corporation's principal office, commencing with the year 1997, or on such other date and time as may be fixed by resolution of the Board of Directors and stated in the notice of the meeting.


          Section 3. Notice of Annual Meetings. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting, either personally or by mail, not less than ten nor more than sixty days before the date of the meeting. If mailed, such notice shall be deemed to have been given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

          Section 4. List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The list shall be arranged by voting group and within each voting group by class or series of shares. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the


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meeting is to be held. The list shall also be produced and kept at the meeting during the whole time thereof, and may be inspected by any stockholder who is present at such meeting.

          Section 5. Special Meetings. Except otherwise required by law and subject to the rights of the holders of any class or series of preferred shares of the Corporation to elect additional directors under specified circumstances ("Preferred Holders' Rights") special meetings of the stockholders for any purpose or purposes may be called only by the Chairman of the Board, the Vice Chairman of the Board, the President or the Board of Directors pursuant to a resolution stating the purpose or purposes thereof, approved by a majority of the total number of directors which the Corporation would have if there were no vacancies (the "Whole Board"). Any power of stockholders to call a special meeting is specifically denied.

          Section 6. Notice of Special Meetings. Written notice of a special meeting stating the place, date and hour of the meeting, and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

          Section 7. Business of Special Meetings. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

          Section 8. Quorum. The holders of at least a majority of the stock issued and outstanding and entitled to vote at any meeting of the stockholders, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of


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Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

          Section 9. Notice of Stockholder Business and Nominations.

     (a)  Annual Meeting of Stockholders

          (1) Nominations of candidates for directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation's notice of meeting delivered pursuant to Article II, Section 3 of these Bylaws; (ii) by or at the direction of the Chairman of the Board; or (iii) by any stockholder of the Corporation who is entitled to vote at the meeting, who has complied with the notice procedures set forth in clauses (2) and (3) of this Paragraph (a) and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.

          (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Paragraph (a)(1) of this Section 9, the


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stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal office of the Corporation not less than seventy
(70) days nor more than ninety (90) days prior to the anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of an annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, to be timely notice by the stockholder must be so delivered not earlier than the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor statute thereto (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (ii) as to any other business that the stockholder proposes to bring before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and
(iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (a) the name and address of such stockholder, as they appear on the Corporation's share transfer books, and the name and address of such beneficial owner; (b) the class or series and number of shares of beneficial interest of the Corporation which are owned


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beneficially and of record by such stockholder and such beneficial owner; and
(c) the date or dates upon which the stockholder acquired ownership of such shares.

          (3) Notwithstanding anything in the second sentence of Paragraph (a)
(2) of this Section 9 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least seventy (70) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by Paragraph
(a) of this Section 9 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

          (4) The provisions of this Section 9(a) shall apply beginning January 1, 1998.

     (b) Special Meeting of Shareholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting subject to the Corporation's notice of meeting pursuant to Article II,
Section 6 of these Bylaws. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 9 and who is a stockholder of record at the time such notice is delivered to the Secretary


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of the Corporation. Nominations by stockholders of persons for election to the
Board of Directors may be made at such special meeting of stockholders if the stockholder's notice as required by Paragraph (a)(2) of this Section 9 shall be delivered to the Secretary at the principal office of the Corporation not earlier than the ninetieth (90th) day prior to such special meeting and not later than the close of business on the later of the seventieth (70th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

     (c) General

          (1) Only persons who are nominated in accordance with the procedures set forth in this Section 9 shall be eligible to serve as directors, and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or brought in accordance with the procedures set forth in this Section 9 and, if any proposed nomination or business is determined not to be in compliance herewith, to declare that such defective nomination or proposal shall be disregarded.

          (2) For purposes of this Section 9, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or


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comparable national news service or in a document publicly filed by the
Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.


          (3) Notwithstanding the foregoing provisions of this Section 9, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or to create any additional rights with respect to any such inclusion.

          Section 10. Vote Required for Action.

          (1) Subject to the Preferred Holders' Rights and applicable law, each stockholder having the right to vote shall be entitled at every meeting of stockholders to one (1) vote for every share owned in his or her name on the record date fixed by the Board of Directors pursuant to these Bylaws. Except as otherwise provided by law, the Certificate of Incorporation, these Bylaws, any resolution adopted by the Board of Directors authorizing a series of preferred shares, or any resolution adopted by a majority of the Whole Board, all matters submitted to the stockholders at any meeting (other than the election of directors) shall be decided by a majority of the votes cast with respect thereto.

          (2) Election of directors requires the affirmative vote of a majority of the votes cast at the meeting for the election of directors.


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          (3) Where a separate vote by a class or classes is required by law or the Certificate of Incorporation, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class.

          Section 11. No Action Without Meeting.

     Any action required or permitted to be taken at any meeting of the stockholders must be effected at a duly called annual or special meeting of such stockholders and may not be effected by any consent in writing by such stockholders.

                                  ARTICLE III

                                   DIRECTORS

          Section 1. Number Constituting Entire Board; Election. Subject to Preferred Holders' Rights, the number of directors which shall constitute the Whole Board shall be not less than three (3) nor more than twenty-five (25). Within such limits, the actual number directors which shall constitute the Whole Board shall be as fixed from time to time by the Board of Directors. Except for the initial director of the Corporation who was appointed by the Incorporator of the Corporation and those directors who may be elected pursuant to Preferred Holders' Rights, the Board of Directors shall be classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1998,


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another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1999, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2000, with each class to hold office until its successor is duly elected and qualified. At each succeeding annual meeting of stockholders, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until such person's successor shall have been duly elected and qualified. Directors need not be stockholders.

          Section 2. Resignation and Removal. Any director may resign at any time upon written notice to the Corporation. Subject to any Preferred Holders' Rights, any director may be removed only for cause by the affirmative vote of holders of at least 80% of the entire voting power of all the then-outstanding shares of stock entitled to vote at an election of directors, voting together as a single class.

          Section 3. Filling of Vacancies. Subject to any Preferred Holders' Rights, and unless the Board of Directors otherwise determines, any vacancies (other than vacancies resulting from any increases in the authorized number of directors) may be filled by the affirmative vote of a majority of the directors then in office, though less than a quorum, or by a sole remaining director. Any vacancies created by an increase in the total number of directors may be filled by a majority of the entire board. The directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, or until their earlier


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resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

          Section 4. Management by Directors. The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

          Section 5. Place of Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or outside the State of Delaware.

          Section 6. Annual Meeting. The first meeting of each newly elected Board of Directors shall be held immediately after the annual meeting of stockholders and at the same place, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held at that time and place, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

          Section 7. Regular Meetings. Regular meetings of the Board of Directors may be held without other notice at such time and at such place as shall from time to time be determined by the board.


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          Section 8. Special Meetings. Special meetings of the board may be called at the request of the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President or a majority of the Board of Directors. The person or persons authorized to call a special meeting of the board may fix the place and time of the meeting.

          Section 9. Quorum; Vote Required for Action. At all meetings of the board, a majority of the total number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.

          Section 10. Participation By Conference Telephone. Members of the Board of Directors, or any committee thereof, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such meeting.

          Section 11. Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all


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members of the board or such committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or such committee.


          Section 12. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of standing or special committees may be allowed like compensation for attending committee meetings.



          Section 13. Committees. The Board of Directors may, by resolution passed by a majority of the Whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution, and subject to any restrictions imposed by statute, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such



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committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

          Section 14. Minutes of Committee Meetings. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

                                  ARTICLE IV

                                    NOTICES

          Section 1. Manner of Giving Notice. Whenever, under the provisions of applicable law, the Certificate of Incorporation or these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to require personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice may also be given by telegram or by express courier.

          Section 2. Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting of stockholders, directors, or members of a committee of directors, shall constitute a waiver of notice of such meeting, except when the stockholder, director or committee member attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the


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transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

                                   ARTICLE V

                                    OFFICERS

          Section 1. Categories of Officers. The elected officers of the Corporation shall consist of a Chairman of the Board, a Vice Chairman of the Board, a Chief Executive Officer, a President, one or more Executive Vice Presidents or Vice Presidents, a Secretary and a Treasurer. Such other officers, assistant officers, agents and employees as the Board of Directors may from time to time deem necessary may be elected by the Board of Directors or appointed by the Chairman of the Board. The Chairman of the Board and the Vice Chairman of the Board shall be chosen from among the directors. Two or more offices may be held by the same person, except that a person may not concurrently serve as the President and a Vice President or Executive Vice President. Each officer chosen or appointed in the manner prescribed by the Board of Directors shall have such powers and duties as generally pertain to his or her office or offices, subject to the specific provisions of this
Article V. Such officers also shall have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof authorized to do so.


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          Section 2. Election and Term of Office. The elected officers of the
Company shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as is convenient. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified, or until his or her death or until he or she shall resign or be removed from office.

          Section 3. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board shall be responsible for general management of the affairs of the Corporation and shall perform all duties incidental to the office which may be required by law, and all such other duties as may properly be required by the Board of Directors. Except where by law the signature of the Chief Executive Officer or the President is required, the Chairman of the Board shall possess the same power as the Chief Executive Officer and the President to sign all certificates, contracts, and other instruments of the Company which may be authorized by the Board of Directors. The Chairman of the Board shall make such reports to the Board of Directors and the stockholders as are properly required by the Board of Directors. The Chairman of the Board shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect.

          Section 4. Vice Chairman of the Board. The Vice Chairman of the Board shall, in the absence of the Chairman, preside at all meetings of the stockholders and of the Board of Directors. The Vice Chairman of the Board shall, together with the Chairman of the Board and


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the Chief Executive Officer, act in a general executive capacity and shall have such powers and duties as from time to time may be established by the Board of Directors.

          Section 5. Chief Executive Officer. The Chief Executive Officer shall act in a general executive capacity and shall assist the Chairman of the Board in the administration and operation of the Corporation's business and general supervision of its policies and affairs. The Chief Executive Officer may, in the absence of or because of the inability to act of the Chairman of the Board, perform all duties of the Chairman of the Board and, in the absence of or because of the inability to act of the Chairman of the Board and the Vice Chairman of the Board, preside at all meetings of stockholders and of the Board of Directors. The Chief Executive Officer may sign, alone or with the Secretary or any assistant secretary or any other officer of the Corporation properly authorized by the Board of Directors, certificates, contracts and other instruments of the Company as authorized by the Board of Directors.

          Section 6. President. The President shall be the chief operating officer of the Corporation, shall act in a general executive capacity and shall assist the Chairman of the Board and the Chief Executive Officer in the administration and operation of the Corporation's business and general supervision of its policies and affairs. The President may, in the absence of or because of the inability to act of the Chairman of the Board and the Chief Executive Officer, perform all duties of the Chairman of the Board and, in the absence of or because of the inability to act of the Chairman of the Board, the Vice Chairman of the Board and the Chief Executive Officer, preside at all meetings of stockholders and of the Board of Directors. The President may sign, alone or with the Secretary or any assistant secretary or any other officer of the Corporation


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properly authorized by the Board of Directors, certificates, contracts and other instruments of the Company as authorized by the Board of Directors.

          Section 7. Vice Presidents. The Vice President or Vice Presidents, if any, including any Executive Vice Presidents, shall perform the duties of the Chief Executive Officer and the President in the absence or disability of both the Chief Executive Officer and the President, and shall have such powers and perform such other duties as the Board of Directors or the Chairman of the Board from time to time may prescribe.

          Section 8. Secretary. The Secretary shall give, or cause to be given, notice of all meetings of shareholders and directors and all other notices required by law, by the Articles of Incorporation or by these Bylaws, and in case of his or her absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President or the Board of Directors, upon whose request the meeting is called, as provided in these Bylaws. The Secretary shall record all the proceedings of the meetings of the Board of Directors, any committees thereof and the stockholders of the Corporation in a book or books to be kept for that purpose, and shall perform such other duties as from time to time may be prescribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President. The Secretary shall have custody of the seal, if any, of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President, and shall attest to the same.


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          Section 9. Treasurer. The Treasurer shall have custody of all
Corporation funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. The Treasurer shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation in such manner as may be ordered by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President, taking proper vouchers for such disbursements. The Treasurer shall render to the Chairman of the Board, the Chief Executive Officer, the President and the Board of Directors, whenever requested, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond for the faithful discharge of his or her other duties in such amount and with such surety as the Board of Directors shall prescribe. The Treasurer also shall perform such duties and have such powers as the Board of Directors from time to time may prescribe.

          Section 10. Removal. Any officer elected by the Board of Directors or appointed in the manner prescribed hereby may be removed by a majority of the members of the Whole Board whenever, in their judgment, the best interests of the Company would be served thereby. No elected or appointed officer shall have any contractual rights against the Corporation for compensation by virtue of such election or appointment beyond the date of the election or appointment of his or her successor, his or her death, resignation or removal, whichever event shall first occur, except as otherwise provided in an employment or similar contract or under an employee deferred compensation plan.


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          Section 11. Salaries. The Board of Directors shall fix the salaries of the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer and the President of the Corporation, or may delegate the authority to do so to a duly constituted committee of the Board of Directors. The salaries of other officers, agents and employees of the Corporation may be fixed by the Board of Directors, by a committee of the Board, by the Chairman of the Board or by another officer or committee to whom that function has been delegated by the Board of Directors or the Chairman of the Board.

          Section 12. Vacancies. Any newly created office or vacancy in any office because of death, resignation or removal shall be filled by the Board of Directors or, in the case of an office not specifically provided for in Section 1 hereof, by or in the manner prescribed by the Board of Directors. The officer so selected shall hold office until his or her successor is duly selected and shall have qualified, unless he or she sooner resigns or is removed from office in the manner provided in these Bylaws.

          Section 13. Resignations. Any director or officer, whether elected or appointed, may resign at any time by serving written notice of such resignation on the Chairman of the Board, the Chief Executive Officer, the President or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. No action shall be required of the Board of Directors or the stockholders to make any such resignation effective.


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                                  ARTICLE VI

              CERTIFICATES OF STOCK; STOCK TRANSFERS; RECORD DATE

          Section 1. Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of, the Corporation by the Chief Executive Officer, President or a Vice President and by the Treasurer or the Secretary certifying the number of shares owned by him in the Corporation. If the corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and by the authority of the Board of Directors to determine variations for future series) shall be summarized on the front or back of each certificate of shares of such class or series. Alternatively, each certificate may state conspicuously on its front or back that the corporation will furnish the stockholder this information on request in writing and without charge. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation as if he were such officer, transfer agent or registrar at the date of issue. No fractional shares of the Corporation's stock will be issued.


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


          Section 2. Lost Certificates. The Board of Directors may direct a new stock certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the owner claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

          Section 3. Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares accompanied by proper evidence of authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

          Section 4. Fixing Record Date.

     (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on


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


which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     (b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

          Section 5. Registered Stockholders. The Corporation shall be entitled to treat the record holder of any shares of stock of the Corporation as the owner thereof for all purposes, including all rights deriving from such shares, and except as required by law shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares, on the part of any other person, including, but without limiting the generality thereof, a purchaser, assignee or transferee of such shares or rights deriving from such shares, unless and until such purchaser, assignee, transferee or other person becomes the record holder of such shares, whether or not the Corporation shall have either actual or constructive notice of the


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


interest of such purchaser, assignee, transferee or other person. Any such purchaser, assignee, transferee or other person shall not be entitled to receive notice of the meetings of stockholders, to vote at such meetings, to examine a complete list of the stockholders entitled to vote at meetings, or to own, enjoy, and exercise any other property or rights deriving from such shares against the Corporation, until such purchaser, assignee, transferee or other person has become the record holder of such shares.

                                  ARTICLE VII

                               GENERAL PROVISIONS

          Section 1. Fiscal Year. The fiscal year of the Corporation shall be January 1 to December 31. The Board of Directors shall have the power to change the fiscal year of the Corporation from time to time.

          Section 2. Execution of Instruments. Contracts, deeds, documents and instruments shall be executed by the officers of the Corporation as set forth in Article V of these Bylaws, unless the Board of Directors shall, in a particular situation or as a general direction, designate another procedure for their execution.

          Section 3. Checks and Drafts. The Corporation shall establish a bank account for deposit of the funds of the Corporation and the drawing of checks or drafts thereon. All checks or drafts drawn on such account shall require the signature of one officer of the Corporation. The appointment of additional signatories of the bank account and the opening of additional bank accounts shall require the approval of the Board of Directors.


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

          Section 4. Corporate Seal. The corporate seal, if the directors shall adopt one, shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed, affixed, or reproduced in any other manner.

          Section 5. Indemnification. The Corporation shall indemnify its officers and directors to the full extent permitted by the General Corporation Law of the State of Delaware as such may be amended from time to time.

          Section 6. Voting Shares in Other Corporations. In the absence of other arrangements by the Board of Directors, shares of stock issued by any other corporation and owned or controlled by this Corporation may be voted at any shareholders' meeting of the other corporation by the Chairman of the Board of this Corporation or, if he or she is not present at the meeting, by the Vice Chairman, the Chief Executive Officer, the President or any Vice President of this Corporation, and in the event none of the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President or any Vice President is to be present at a meeting, the shares may be voted by such person as the Chairman of the Board and the Secretary of this Corporation shall by duly executed proxy designate to represent this Corporation.

                                 ARTICLE VIII

                                   AMENDMENTS

     These Bylaws may be amended, added to, rescinded or repealed (i) by the affirmative vote of a majority of the Whole Board, or (ii) at any annual or special meeting of the


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stockholders, provided that notice of the proposed change was given to the stockholders in accordance with Article II of these Bylaws, by the affirmative vote of the holders of a majority of the stock issued and outstanding and entitled to vote at the meeting of stockholders; provided, however, that any proposed alteration or repeal of, or adoption of any Bylaw inconsistent with, Sections 5 and 11 of Article II of or Sections 1, 2, 10 and 12 of Article V of these Bylaws shall require the affirmative vote of the holders of at least 80% of the issued and outstanding stock entitled to vote at the meeting of stockholders, voting together as a single class.

















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